Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2014
Reports Adjusted Net Investment Income of $0.36 per Share and Record Net Asset Value of $14.65 per Share

Declares Third Quarter 2014 Dividend of $0.34 per Share and Special Dividend of $0.12 per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

SBIC Subsidiary Receives License Approval from Small Business Administration

Formed NMFC’s First Senior Loan Program

Originated $158 Million of Assets in the Quarter

Remain fully invested; debt/equity ratio of 0.74x within target range

NEW YORK--(BUSINESS WIRE)--August 6, 2014--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the second quarter ended June 30, 2014 and reported second quarter Adjusted Net Investment Income of the Company of $0.36 per weighted average share. At June 30, 2014, net asset value (“NAV”) per share was $14.65, an increase of $0.12 from March 31, 2014. The Company also announced that its board of directors declared a third quarter 2014 dividend of $0.34 per share, which will be payable on September 30, 2014 to holders of record as of September 16, 2014. Additionally, the Company announced that its board of directors declared a special dividend of $0.12 per share related to realized gains from the sale of one of the Company’s investments in warrants. The special dividend will be payable on September 3, 2014 to holders of record as of August 20, 2014.

During the second quarter, the Company established its first senior loan program, which is a non-consolidated leveraged loan fund that generates management fee income for the Company. Additionally, the Company issued $115.0 million of senior unsecured convertible notes, which bear interest at an annual rate of 5.0% and mature on June 15, 2019 unless earlier converted or repurchased at the holder’s option. The Company also entered into a $50.0 million senior secured revolving credit facility maturing June 4, 2019, provided by Goldman Sachs Bank USA and a related guarantee and security agreement. This credit facility may be used for general corporate purposes, including the funding of portfolio investments. Amounts drawn on this credit facility will generally bear interest at the London Interbank Offered Rate (“LIBOR”) plus 2.5% per annum or the prime rate plus 1.5% per annum. On August 1, 2014, the Company’s subsidiary received approval from the United States Small Business Administration (“SBA”) to operate as a Small Business Investment Company (“SBIC”), which allows the SBIC subsidiary to obtain what the Company believes to be an incremental source of attractive long-term capital.

Except where noted otherwise, all financial information shown is that of the Company.

Selected Financial Highlights
(in thousands, except per share data)

	June 30, 2014
Investment Portfolio	$1,310,872
Total Assets	$1,358,112
Total Debt	$568,101
NAV	$762,555

NAV per Share	$14.65
Debt/Equity	0.74x

Investment Portfolio Composition	June 30, 2014	Percent of Total
First Lien	$639,882	48.8%
Second Lien	568,723	43.4%
Subordinated	24,108	1.8%
Preferred Equity	59,856	4.6%
Investment in Fund	11,500	0.9%
Common Equity and Other	6,803	0.5%
Total	$1,310,872	100.0%

	Three Months Ended June 30, 2014
(in millions, except per share data)	GAAP	Non-Cash Adjustments(1)	Adjusted(1)
Net investment income ("NII")	$17.3	$1.2	$18.5

Net investment income per weighted average share	$0.34		$0.36

_________________________________________ [1] Refer to “Reconciliation of Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Company has had only one portfolio company, representing approximately $5.9 million of the cost of all investments made since inception in October 2008, or less than 0.3%, go on non-accrual.

Robert Hamwee, CEO, commented “The second quarter marked additional important milestones for NMFC. We had another strong performance quarter, once again out earning our dividend, originating $158 million of investments, remaining fully invested and maintaining a stable portfolio yield while continuing our focus on credit quality. We are also pleased to announce the completion of several long-ranging strategic initiatives that we believe will deliver meaningful additional shareholder value. We closed our first senior loan fund, which will generate additional fee income to the Company. We received our SBIC license, which if ramped as anticipated will have a materially positive impact on our return on equity. Additionally, we further diversified our financing sources through the issuance of unsecured convertible notes and the closing of a corporate revolving credit facility.”

“As managers and as significant stockholders personally, we are pleased with the progress of the Company and the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity

Refer to the disclosure in the "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview-Restructuring" section of the Company’s Form 10-Q filed on August 6, 2014 for more information on the corporate restructuring during the quarter ended June 30, 2014. Results discussed below represent the total activity for the Company, which includes allocations from New Mountain Finance Holdings, L.L.C. (“NMF Holdings” or the “Predecessor Operating Company”).

As of June 30, 2014, the Company’s net asset value was approximately $762.6 million and its portfolio had a fair value of approximately $1,310.9 million in 67 portfolio companies, with a weighted average Yield to Maturity at Cost1 of approximately 10.7%. For the three months ended June 30, 2014, the Company made approximately $158.3 million of originations and commitments2. The $158.3 million includes approximately $116.5 million of investments in seven new portfolio companies and approximately $41.8 million of investments in three portfolio companies held as of March 31, 2014. For the three months ended June 30, 2014, the Company had approximately $13.9 million of sales2 in three portfolio companies and cash repayments2 of approximately $22.1 million.

NMFC Senior Loan Program I, LLC

On June 10, 2014, the Company formed NMFC Senior Loan Program I, LLC (“SLP I”). SLP I is a non-consolidated portfolio company of the Company that invests in senior secured loans issued by companies within the Company’s core industry verticals, many of which the Company is already investing in on the second lien side. SLP I has a five year fund life and a three-year re-investment period.

SLP I is capitalized with $93.0 million of capital commitments, $275.0 million of debt from a revolving credit facility and is managed by the Company. The Company’s capital commitment is $23.0 million, representing less than 25.0% ownership, with third party investors representing the remaining capital commitment. As of June 30, 2014, $46.5 million of the capital had been called and funded and there was no debt outstanding. The Company’s investment in SLP I is reflected in the June 30, 2014 Consolidated Schedule of Investments in the Company’s Form 10-Q filed on August 6, 2014.

The Company, as an investment adviser registered under the Investment Advisers Act of 1940, as amended, acts as the collateral manager to SLP I and is entitled to receive a management fee for its investment management services. As a result, SLP I is classified as an affiliate of the Company. For the three months ended June 30, 2014, the Company earned approximately $4 thousand in management fees related to SLP I which are included in other income from non-controlled, affiliated investment in the Consolidated Statements of Operations in the Company’s Form 10-Q filed on August 6, 2014.

Consolidated Results of Operations

During the second quarter of 2014, the Company completed a restructuring; refer to the disclosure in the "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview-Restructuring" section of the Company’s Form 10-Q filed on August 6, 2014 for more information. The discussion of the results of operations below compares the Company’s three months ended June 30, 2014 results to the Predecessor Operating Company’s results for the three months ended June 30, 2013.

The Company’s total adjusted investment income and the Predecessor Operating Company’s pro-forma adjusted investment income3 for the three months ended June 30, 2014 and 2013 were approximately $33.7 million and $28.5 million, respectively. For the three months ended June 30, 2014 and 2013, the Company’s total adjusted investment income and the Predecessor Operating Company’s pro-forma adjusted investment income consisted of approximately $28.4 million and $23.4 million in cash interest income from investments, respectively, prepayment penalties of approximately $1.9 million and $2.2 million, respectively, approximately $0.7 million and $0.9 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.6 million and $0.6 million, respectively, dividend income of approximately $1.3 million and $0.0 million, respectively, and approximately $0.8 million and $1.4 million in other income, respectively.

The Company’s total net expenses and the Predecessor Operating Company’s pro-forma net expenses3 for the three months ended June 30, 2014 and 2013 were approximately $15.1 million and $12.0 million, respectively, excluding the $1.3 million of accrued hypothetical capital gains incentive fee and $(1.7) million reduction to accrued hypothetical capital gains incentive fee, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)4 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)4 from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

Total net expenses and pro-forma net expenses for the three months ended June 30, 2014 and 2013 consisted of approximately $4.0 million and $3.1 million, respectively, of costs associated with the Company’s borrowings and approximately $9.2 million and $7.8 million, respectively, in management and incentive fees, excluding the $1.3 million of accrued hypothetical capital gains incentive fee and $(1.7) million reduction to accrued hypothetical capital gains incentive fee, respectively. The Company’s net direct and indirect professional, administrative and other general and administrative expenses for the three months ended June 30, 2014 were approximately $1.9 million, which includes approximately $0.3 million of indirect expenses reimbursable and payable to New Mountain Finance Administration, L.L.C. (the “Administrator”). The Predecessor Operating Company had capped its direct and indirect expenses at $4.25 million annually, resulting in professional, administrative and other general and administrative expenses of approximately $1.1 million for the three months ended June 30, 2013.

For the three months ended June 30, 2014, the Company recorded approximately $4.7 million and $2.1 million of adjusted net realized gains and adjusted net changes in unrealized appreciation of investments, respectively. For the three months ended June 30, 2014, provision for taxes on unrealized appreciation of investments was approximately ($0.4) million, related to unrealized appreciation of investments in the Company’s taxable subsidiaries. For the three months ended June 30, 2013, the Predecessor Operating Company recorded approximately $0.6 million and $(9.1) million in pro-forma adjusted net realized gains and pro-forma adjusted net changes in unrealized depreciation of investments, respectively.

Liquidity and Capital Resources

In April 2014, NMFC completed a public offering of 4,025,000 shares of its common stock (including the overallotment), which resulted in net proceeds (excluding offering expenses) of $58.6 million, or $14.57 per share.

As of June 30, 2014, the Company had cash and cash equivalents of approximately $21.7 million and total debt outstanding of approximately $568.1 million (approximately $238.1 million of the $280.0 million of total availability on the NMF Holdings credit facility (the “Holdings Credit Facility”), $215.0 million of the $215.0 million of total availability on the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”), $0.0 of the $50.0 million of total availability on the Company’s credit facility (“NMFC Credit Facility”) and $115.0 million of convertible notes outstanding).

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual crystallization of a loss through a restructuring or impaired sale.

As of June 30, 2014, two portfolio companies had an investment rating of “3”, with a total cost basis of approximately $15.3 million and a fair value of approximately $11.3 million.

As of June 30, 2014, one portfolio company was on non-accrual status and had an investment rating of “4”. As of June 30, 2014, the investments in this portfolio company had an aggregate cost basis of approximately $1.6 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Company had approximately $86.6 million of originations and commitments in the first 35 days of the third quarter of 2014. This was offset by approximately $46.8 million of repayments and $3.9 million of sales during the same period.

On July 30, 2014, the Company’s board of directors declared a special distribution of $0.12 per share payable on September 3, 2014 to holders of record as of August 20, 2014.

On August 1, 2014, the Company’s wholly-owned subsidiary, New Mountain Finance SBIC, L.P. (“SBIC LP”) received approval for a license from the SBA to operate an SBIC, allowing SBIC LP to obtain leverage by issuing SBA-guaranteed debentures subject to the issuance of a capital commitment by the SBA and customary procedures.

On August 5, 2014, the Company’s board of directors declared a third quarter 2014 distribution of $0.34 per share payable on September 30, 2014 to holders of record as of September 16, 2014.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, August 7, 2014, to discuss its second quarter 2014 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

_________________________________________

1 References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at adjusted cost (estimated) on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

2 Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans and return of capital; includes gains from the sale of the Company’s warrant investments in one portfolio company

3 Pro-forma adjusted net investment income of the Predecessor Operating Company for the three months June 30, 2013 excludes $6.4 million of dividend income and $1.3 million of incentive fee related to non-recurring YP distribution.

4 Under accounting principles generally accepted in the United States of America (“GAAP”), the Company’s initial public offering (“IPO”) did not step-up the cost basis of the Predecessor Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Financial Statements and Tables of the Company

New Mountain Finance Corporation Consolidated Statements of Assets and Liabilities

(in thousands, except per share data) (unaudited)
	June 30, 2014	December 31, 2013
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,271,021 and $0, respectively)	$1,299,372	$––
Non-controlled/affiliated investments (cost of $11,500 and $0, respectively)	11,500	––
Investment in New Mountain Finance Holdings, L.L.C. (cost of $0 and $633,835, respectively)	-	650,107
Total investments at fair value (cost of $1,282,521 and $633,835, respectively)	1,310,872	––
Cash and cash equivalents	21,665	––
Interest and dividend receivable	12,918	––
Deferred financing costs (net of accumulated amortization of $4,490 and $0, respectively)	8,795	––
Receivable from affiliates	6	––
Other assets	3,856	––
Total assets	$1,358,112	$650,107

Liabilities
Holdings Credit Facility	$238,101	$––
SLF Credit Facility	215,000	––
Convertible Notes	115,000	––
Capital gains incentive fee payable	9,336	––
Incentive fee payable	4,630	––
Management fee payable	4,621	––
Payable for unsettled securities purchased	2,978	––
Interest payable	1,288	––
Payable to affiliates	502	––
Deferred tax liability	386	––
Other liabilities	3,715	––
Total liabilities	$595,557	$––
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	––	––
Common stock, par value $0.01 per share 100,000,000 shares authorized, and 52,062,237 and 45,224,755 shares issued and outstanding, respectively	521	452
Paid in capital in excess of par	732,614	633,383
Accumulated undistributed net realized gains on investments	11,942	5,056
Net unrealized appreciation of investments (net of provision for taxes of $386 and $0, respectively)	17,478	11,216
Total net assets	$762,555	$650,107
Total liabilities and net assets	$1,358,112	$650,107

Number of shares outstanding	52,062,237	45,224,755
Net asset value per share	$14.65	$14.38

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Investment income (1)
From non-controlled/non-affiliated investments:
Interest income	$18,788	$––	$18,788	$––
Dividend income	972	––	972	––
Other income	705	––	705	––
From non-controlled/affiliated investments:
Other income	4	––	4	––
Investment income allocated from New Mountain Finance Holdings, L.L.C. (2)
Interest income	12,847	20,534	40,515	36,030
Dividend income	279	4,727	2,368	4,725
Other income	113	1,139	795	1,326
Total investment income	33,708	26,400	64,147	42,081

Expenses (1)
Incentive fee	2,747	––	2,747	––
Capital gains incentive fee	763	––	763	––
Total incentive fees	3,510	––	3,510	––
Management fee	2,742	––	2,742	––
Interest and other financing expenses	2,559	––	2,559	––
Professional fees	640	––	640	––
Administrative expenses	360	––	360	––
Other general and administrative expenses	239	––	239	––
Net expenses allocated from New Mountain Finance Holdings, L.L.C. (2)	6,427	8,726	20,808	17,189
Total expenses	16,477	8,726	30,858	17,189
Less: expenses waived and reimbursed	(58)	––	(58)	––
Net expenses	16,419	8,726	30,800	17,189

Net investment income	17,289	17,674	33,347	24,892
Net realized losses on investments (1)	(1,067)	––	(1,067)	––
Net realized gains on investment allocated from New Mountain Finance Holdings, L.L.C. (2)	5,860	2,478	8,568	3,164
Net change in unrealized appreciation (depreciation) of investments (1)	5,708	––	5,708	––
Provision for taxes on unrealized appreciation of investments (1)	(386)	––	(386)	––
Net change in unrealized (depreciation) appreciation of investments allocated from New Mountain Finance Holdings, L.L.C. (2)	(3,742)	(9,159)	940	(1,516)
Net change in unrealized (depreciation) appreciation of investment in New Mountain Finance Holdings, L.L.C.(2)	––	(1)	––	(32)
Net increase in net assets resulting from operations	$23,662	$10,992	$47,110	$26,508
Basic earnings per share	$0.46	$0.34	$0.95	$0.92
Weighted average shares of common stock outstanding-basic	51,595,684	32,289,758	49,343,462	28,797,837
Diluted earnings per share	$0.44	$0.35	$0.94	$0.94
Weighted average shares of common stock outstanding-diluted	54,292,924	42,933,124	50,699,533	41,890,217
Dividends declared and paid per share	$0.34	$0.34	$0.68	$0.68

(1) The allocations for the three and six months ended June 30, 2014 are related to the period from May 8, 2014 to June 30, 2014.

(2) The allocations for the three months ended June 30, 2014 are related to the period from April 1, 2014 to May 7, 2014 and the allocations for the six months ended June 30, 2014 are related to the period from January 1, 2014 to May 7, 2014.

New Mountain Finance Corporation Reconciliation of Pro-Forma Adjusted Net Investment Income
(in millions, except for per share data) (unaudited)

	Three months ended June 30, 2014		Six months ended June 30, 2014
	Amount	Per Weighted Average Share	Amount	Per Weighted Average Share
GAAP net investment income ("NII")	$17.3	$0.34	$33.3	$0.68
Non-cash capital gains incentive fee(1) (2)	1.2	0.02	2.7	0.05
Adjusted NII	$18.5	$0.36	$36.0	$0.73

Non-recurring net YP, LLC distribution(3)	––	––	(0.2)	($0.00)
Pro-forma adjusted NII	$18.5	$0.36	$35.8	$0.73

(1) Reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.

(2) Net of non-cash amortization adjustment of less than $0.1 million.

(3) Adjustment related to the NII impact (net of incentive fee) from the non-recurring YP, LLC distribution. Six months ended June 30, 2014 reflects change in tax estimate.

New Mountain Finance Corporation Adjusted Net Investment Income(1)
(in millions, except per share data) (unaudited, numbers may not add due to rounding)

	Three months ended June 30, 2014	Six months ended June 30, 2014
Investment income
Interest income	$31.6	$59.2
Dividend income	1.3	3.1
Other income	0.8	1.5
Total investment income	33.7	63.8

Expenses
Incentive fee	4.6	9.0
Management fee	4.6	8.7
Interest and other financing expenses	4.0	7.3
Professional fees	1.1	1.9
Administrative expenses	0.5	1.1
Other general and administrative expenses	0.4	0.8
Total expenses	15.2	28.8
Less: expenses waived and reimbursed	(0.1)	(0.8)
Net expenses	15.1	28.0
Net investment income	18.5	35.8

Net realized gains on investments	4.7	7.5
Net change in unrealized appreciation (depreciation) of investments	2.1	6.9
Provision for taxes on unrealized appreciation of investments	(0.4)	(0.4)
Capital gains incentive fee	(1.3)	(2.8)
Net increase in net assets resulting from operations	$23.7	$47.1

Adjusted NII per weighted average share	$0.36	$0.73

(1) For each respective line item presented, represents the total amount for the Company for the three and six months ended June 30, 2014, which includes both income and expense line items allocated from New Mountain Finance Holdings, L.L.C. for the period April 1, 2014 through May 7, 2014 for the three months ended June 30, 2014 and January 1, 2014 through May 7, 2014 for the six months ended June 30, 2014. Results for the six months ended reflect Pro-forma adjusted NII, which includes an adjustment related to the NII impact (net of incentive fee) from the non-recurring YP, LLC distribution due to a changed in tax estimate from the three months ended March 31, 2014.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $12.0 billion in aggregate capital commitments, which includes total assets held by the Company. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David M. Cordova, (212) 220-3546
Chief Financial Officer and Treasurer